Exhibit 99.1

9197 South Peoria Street Englewood, CO 80112	1.800.TELETECH teletech.com

TELETECH ANNOUNCES FIRST QUARTER 2017 FINANCIAL RESULTS

Revenue was $338.3 Million;

Operating Income was $26.5 Million, 7.8 Percent of Revenue;

Fully Diluted EPS of 42 Cents

Signed $101 Million in New Business

Increases Outlook for Full Year 2017 Revenue and Operating Income

DENVER, Colo., May 9, 2017 —  TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of customer experience, engagement, and growth solutions delivered through a proprietary, end-to-end Customer Engagement as a Service offering, today announced financial results for the first quarter ended March 31, 2017.

“The Company’s key financial metrics increased year-over-year, including bookings, revenue, operating income, net income, cash flow from operations, and earnings per share. The sales execution and profit enhancement strategies we implemented in 2016 are paying off as evidenced by our first quarter results,” commented Ken Tuchman, chairman and chief executive officer of TeleTech. “In addition, in early April 2017, we completed the strategic acquisition of the healthcare services company Connextions from OptumHealth. This acquisition continues to advance our healthcare footprint with increased diversification in our client base and offerings and expands our existing healthcare platform.”

“Digital disruption is driving a seismic shift from a product economy to a service economy. In this new world, engagement — the ability to attract, acquire, nurture, retain and grow authentic, long-term customer relationships — is the currency for growth. Our Customer Engagement as a Service offering provides insight-driven consulting, technology and operations to deliver contextual, seamless experiences within and across channels. Built on a unified delivery methodology, we are helping clients consistently increase revenue, reduce costs, and build lasting customer loyalty with humanity at the core of every interaction, whether live or digital,” continued Tuchman.

“We are consistently driving increased shareholder value across our business. From increasing our semi-annual dividend and continued share repurchases, to making targeted acquisitions, innovating our offerings and improving efficiencies, we are focused on growing shareholder value for today and into the future,” Tuchman concluded.

Investor Contact Paul Miller 303.397.8641	Media Contact Olivia Griner 303.397.8999

1

FIRST QUARTER 2017 FINANCIAL HIGHLIGHTS

Non-GAAP AHFS/WD (Excluding Assets Held for Sale and Wind-down)

As discussed below and shown in the attached reconciliation table, the definition of Non-GAAP AHFS/WD excludes from revenue and operating income i) assets held for sale and wind-down, and ii) restructuring and impairment charges.

Revenue

•                  First quarter 2017 GAAP revenue increased 8.3 percent to $338.3 million compared to $312.4 million in the prior year period. Organic revenue growth was 2.6 percent.

•                  Non-GAAP AHFS/WD revenue increased 8.7 percent to $330.7 million over the prior year period. Organic revenue growth was 2.9 percent.

Income from Operations

•                  First quarter 2017 GAAP income from operations was $26.5 million, or 7.8 percent of revenue, compared to $17.8 million, or 5.7 percent of revenue in the first quarter 2016.

•                  Non-GAAP AHFS/WD income from operations was $26.8 million or 8.1 percent of adjusted revenue versus 6.7 percent in the prior year.

Earnings Per Share

•                  First quarter 2017 GAAP fully diluted earnings per share attributable to TeleTech shareholders was 42 cents compared to income of 23 cents in the same period last year.

Bookings

•                  During the first quarter 2017, TeleTech signed an estimated $101 million in annualized contract value revenue from new and expanded client relationships. The first quarter bookings mix was diversified across all verticals with 84 percent from existing clients and 13 percent from outside of the United States.

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, SHARE REPURCHASES, DIVIDENDS, AND INVESTMENTS

•                  As of March 31, 2017, TeleTech had cash and cash equivalents of $66.5 million and $197.6 million of total debt, resulting in a net debt position of $131.1 million.

•                  As of March 31, 2017, TeleTech had approximately $420 million of additional borrowing capacity available under its revolving credit facility.

•                  Cash flow from operations in the first quarter 2017 was $74.9 million compared to $12.8 million in the first quarter 2016.

•                  Capital expenditures in the first quarter 2017 were $12.0 million compared to $14.9 million in the first quarter 2016.

•                  TeleTech’s Board of Directors declared a $0.22 per share semi-annual dividend to TeleTech shareholders in the first quarter 2017, totaling $10.1 million. The dividend was paid on April 14, 2017 to shareholders of record on March 31, 2017. This dividend represents an 18.9 percent increase over the distribution in April 2016.

•                  During the first quarter 2017, TeleTech repurchased approximately 386 thousand shares of common stock for a total cost of $11.7 million. As of March 31, 2017, $33.2 million was authorized for future share repurchases.

SEGMENT REPORTING & COMMENTARY

TeleTech reports financial results for the following four business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS) and Customer Strategy Services (CSS).  Financial highlights for the segments are provided below.

Customer Management Services (CMS) — Customer Experience Delivery Solutions

•                  CMS first quarter 2017 revenue increased 10.6 percent to $252.1 million compared to $227.9 million in the year ago quarter. Organic revenue grew 2.8 percent year-over-year. Income from operations was $20.6 million or 8.2 percent of revenue compared to $15.6 million or 6.8 percent of revenue in the prior year.

•                  Non-GAAP AHFS/WD revenue grew 10.6 percent over the year ago period and income from operations was $20.6 million or 8.2 percent of adjusted revenue. This compares to $15.7 million or 6.9 percent of revenue in the prior year.

Customer Growth Services (CGS) — Digitally-Enabled Revenue Growth Solutions

•                  CGS first quarter 2017 revenue grew 0.4 percent to $33.7 million compared to $33.5 million in the year ago quarter. Income from operations was $2.4 million or 7.2 percent of revenue compared to $0.5 million or 1.5 percent of revenue in the prior year.

•                  Non-GAAP AHFS/WD revenue increased 1.6 percent over the year ago period and income from operations was $2.6 million or 8.1 percent of adjusted revenue. This compares to $1.4 million or 4.4 percent of revenue in the prior year.

Customer Technology Services (CTS) — Hosted and Managed Technology Solutions

•                  CTS first quarter 2017 revenue increased 1.2 percent to $35.7 million compared to $35.3 million in the year ago quarter. Income from operations was $3.1 million or 8.6 percent of revenue compared to $2.8 million or 7.9 percent of revenue in the prior year.

•                  Non-GAAP AHFS/WD revenue increased 3.9 percent over the year ago period and income from operations was $2.8 million or 8.8 percent of adjusted revenue. This compares to $3.3 million or 10.7 percent of revenue in the prior year.

Customer Strategy Services (CSS) — Customer Experience Strategy and Data Analytics Solutions

•                  CSS first quarter 2017 revenue increased 7.3 percent to $16.8 million from $15.7 million in the year ago quarter. Income from operations was $0.4 million or 2.5 percent of revenue compared to loss from operations of $1.1 million or negative 7.1 percent of revenue in the prior year.

•                  Non-GAAP AHFS/WD revenue increased 4.9 percent over the year ago period and income from operations was $0.8 million or 5.2 percent of adjusted revenue. This compares to operating income of $0.04 million or 0.3 percent of revenue in the prior year.

BUSINESS OUTLOOK

“We are pleased with our first quarter 2017 results and outlook for the year,” commented Regina Paolillo, chief financial and administrative officer of TeleTech. “Undeniably, the strategic actions that we took last year are contributing to our top and bottom line results. The business environment is also favorable as the nature of our conversations with our clients and prospects are more vital and strategic. Executives across industry groups are viewing customer experience as an essential foundation for creating brand value and maximizing the customer life-cycle benefits, and they need help on many fronts. TeleTech’s transformation to provide integrated, outcome-based offerings across customer strategy, technology, growth and care services could not be better positioned to execute upon our clients’ customer experience goals and accelerate our market penetration.”

We anticipate full year 2017 guidance as follows (which includes the contribution from Connextions, but excludes assets held for sale and wind-down):

•                  Revenue — Revenue estimated to increase 12.7 to 13.5 percent between $1.400 and $1.410 billion (versus $1.315 and $1.325 billion).

•                  Operating Income Margin — Operating income margin estimated to a range between 8.3 and 8.5 percent (before asset impairment, restructuring and acquisition-related charges). This compares to 8.1 and 8.3 percent.

•                  Capital Expenditures — Capital expenditures are estimated at 4.6 percent of revenue, up from 4.2 percent, of which approximately 70 percent is growth oriented.

ABOUT TELETECH

TeleTech (NASDAQ: TTEC) is a leading global provider of customer experience, engagement and growth solutions delivered through a proprietary Customer Engagement as a Service offering. Founded in 1982, the Company helps its clients acquire, retain and grow profitable customer relationships. Using customer-centric strategy, technology, processes and operations, TeleTech partners with business leadership across marketing, sales and customer care to design and deliver a simple, more human customer experience across every interaction channel. TeleTech’s 48,000 employees live by a set of customer-focused values that guide relationships with clients, their customers, and each other. To learn more about how TeleTech is bringing humanity to the customer experience, visit TeleTech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. We use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from what is expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined but are not limited to factors discussed in the sections entitled “Risk Factors” included in TeleTech’s filings with the US Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent quarterly financial reports on Form 10-Q. TeleTech’s filings with the SEC are available in the “Investors” section of TeleTech’s website, www.teletech.com and at the SEC’s public website at www.sec.gov.  Our forward-looking statements speak only as of the date of the press release and we undertake no obligation to update them, except as may be required by applicable laws.

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TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended
	March 31,
	2017	2016

Revenue	$338,277	$312,410

Operating Expenses:
Cost of services	253,898	231,340
Selling, general and administrative	43,220	45,500
Depreciation and amortization	14,500	17,729
Restructuring charges, net	169	88
Total operating expenses	311,787	294,657

Income From Operations	26,490	17,753

Other income (expense)	(932)	(1,320)

Income Before Income Taxes	25,558	16,433

Provision for income taxes	(5,391)	(4,528)

Net Income	20,167	11,905

Net income attributable to noncontrolling interest	(922)	(680)

Net Income Attributable to TeleTech Stockholders	$19,245	$11,225

Net Income Per Share Attributable to TeleTech Stockholders

Basic	$0.42	$0.23

Diluted	$0.42	$0.23

Income From Operations Margin	7.8%	5.7%
Net Income Attributable to TeleTech Stockholders Margin	5.7%	3.6%
Effective Tax Rate	21.1%	27.6%

Weighted Average Shares Outstanding
Basic	45,950	48,368
Diluted	46,315	48,746

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Three months ended
	March 31,
	2017	2016

Revenue:
Customer Management Services	$252,079	$227,921
Customer Growth Services	33,658	33,519
Customer Technology Services	35,693	35,268
Customer Strategy Services	16,847	15,702
Total	$338,277	$312,410

Income From Operations:
Customer Management Services	$20,596	$15,595
Customer Growth Services	2,410	495
Customer Technology Services	3,057	2,780
Customer Strategy Services	427	(1,117)
Total	$26,490	$17,753

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,	December 31,
	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$66,475	$55,264
Accounts receivable, net	272,827	300,808
Other current assets	71,672	66,940
Assets held for sale	12,967	10,715
Total current assets	423,941	433,727

Property and equipment, net	151,841	151,037
Other assets	264,369	261,540

Total assets	$840,151	$846,304

LIABILITIES AND EQUITY
Total current liabilities	$200,267	$178,672
Liabilities held for sale	2,446	1,357
Other long-term liabilities	262,166	304,380
Total equity	375,272	361,895

Total liabilities and equity	$840,151	$846,304

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three months ended
	March 31,
	2017	2016

Revenue	$338,277	$312,410

Reconciliation of EBIT & EBITDA:

Net Income Attributable to TeleTech stockholders	$19,245	$11,225
Interest income	(426)	(166)
Interest expense	2,318	1,964
Provision for income taxes	5,391	4,528
EBIT	$26,528	$17,551

Depreciation and amortization	14,500	17,729

EBITDA	$41,028	$35,280

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$20,167	$11,905
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,500	17,729
Other	40,265	(16,848)
Net cash provided by operating activities	74,932	12,786

Less - Total Capital Expenditures	12,035	14,949

Free Cash Flow	$62,897	$(2,163)

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$26,490	$17,753
Restructuring charges, net	169	88
Impairment losses	—	—

Non-GAAP Income from Operations	$26,659	$17,841

Non-GAAP Income from Operations Margin	7.9%	5.7%

Reconciliation of Non-GAAP EPS:

Net Income Attributable to TeleTech stockholders	$19,245	$11,225
Add: Asset impairment and restructuring charges, net of related taxes	117	54
Add: Changes in valuation allowance and returns to provision adjustments	(36)	878

Non-GAAP Net Income Attributable to TeleTech stockholders	$19,326	$12,157

Diluted shares outstanding	46,315	48,746

Non-GAAP EPS Attributable to TeleTech stockholders	$0.42	$0.25

Reconciliation of Non-GAAP EBITDA:

Net Income Attributable to TeleTech stockholders	$19,245	$11,225
Interest income	(426)	(166)
Interest expense	2,318	1,964
Provision for income taxes	5,391	4,528
Depreciation and amortization	14,500	17,729
Asset impairment and restructuring charges	169	88
Equity-based compensation expenses	2,041	2,759

Non-GAAP EBITDA	$43,238	$38,127

TELETECH HOLDINGS, INC.

Non-GAAP AHFS/WD Reconciliation (Excluding Assets Held For Sale and Wind-down) & Year-over-Year (YoY) Growth Rate Comparison

U.S. Dollars in Thousands

FIRST QUARTER

(three months end, Mar 31, 2017)

Revenue

		GAAP Revenue	Non-GAAP Revenue Contribution from AHFS/WD	Non-GAAP Revenue (excluding AHFS/WD)
CMS		$252,079	$—	$252,079
	YoY Growth Rate:	10.6%		10.6%
CGS		$33,658	$1,169	$32,489
	YoY Growth Rate:	0.4%		1.6%
CTS		$35,693	$3,981	$31,712
	YoY Growth Rate:	1.2%		3.9%
CSS		$16,847	$2,377	$14,470
	YoY Growth Rate:	7.3%		4.9%

Company (Consolidated)		$338,277	$7,527	$330,749
	YoY Growth Rate:	8.3%		8.7%

Operating Income

		GAAP Operating Income	Non-GAAP Operating Income Adjustments	Non-GAAP Operating Income	Non-GAAP Operating Income Contribution from AHFS/WD	Non-GAAP Operating Income (excluding AHFS/WD)
CMS		$20,596	$6	$20,602	$—	$20,602
	Operating Margin:	8.2%		8.2%		8.2%
CGS		$2,410	$—	$2,410	$(218)	$2,627
	Operating Margin:	7.2%		7.2%		8.1%
CTS		$3,057	$163	$3,220	$443	$2,778
	Operating Margin:	8.6%		9.0%		8.8%
CSS		$427	$—	$427	$(332)	$759
	Operating Margin:	2.5%		2.5%		5.2%

Company (Consolidated)		$26,490	$169	$26,659	$(107)	$26,766
	Operating Margin:	7.8%		7.9%		8.1%

Segments Defined:	CMS (Customer Management Services), CGS (Customer Growth Services),
CTS (Customer Technology Services), CSS (Customer Strategy Services)

Non-GAAP AHFS/WD Defined:	Excludes from revenue and operating income i) restructuring and impairment charges, and ii) assets held for sale and wind-down.